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                                 EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of Silver Diner, Inc. on Form S-8 relating to the Silver Diner, Inc. Associate Ownership and Profit Sharing Plan -- Year 2001, of our report dated February 24, 2001, except for note 14 which is dated March 30, 2001, appearing in the Annual Report on Form 10-K of Silver Diner, Inc. for the year ended December 31, 2000.



/s/ Reznick Fedder & Silverman
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Reznick Fedder & Silverman


Bethesda, Maryland
April 3, 2001


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